Exhibit 99.1

Alkermes Contacts:
For Investors: Rebecca Peterson, +1 781 609 6378
For Media: Jennifer Snyder, +1 781 609 6166

ALKERMES PLC REPORTS RESULTS FOR FISCAL 2012 AND PROVIDES EXPECTATIONS FOR FISCAL 2013

— Fiscal 2012 Revenues Grew 109% Year-Over-Year to $390 Million —

— Fiscal 2012 Adjusted EBITDA Grew to $70.2 Million from an Adjusted EBITDA Loss of $15.4 Million for Fiscal 2011 —

— For Fiscal 2013 Company Expects Non-GAAP Diluted EPS to Grow to a Range of $0.62 to $0.77 Compared to $0.34 for Fiscal 2012  —

DUBLIN, Ireland, May 17, 2012 — Alkermes plc (NASDAQ: ALKS) today reported financial results for its fourth quarter and fiscal year ended March 31, 2012, and provided financial expectations for its fiscal year 2013, which will be the first full fiscal year of the combined company, Alkermes plc (Alkermes), following the completion of the merger of Alkermes, Inc. with Elan Drug Technologies (EDT) on Sept. 16, 2011.

Fourth Quarter Fiscal 2012 Highlights

•                  Total revenues for the fourth quarter increased more than 155% to $130.5 million, compared to $51.1 million for the same period in the prior fiscal year for Alkermes, Inc., reflecting expansion of the company’s commercial product portfolio as a result of the merger.

•                  Based on accounting principles generally accepted in the U.S. (GAAP), Alkermes reported a net loss of $63.4 million, which included a non-cash charge of $45.8 million related to the one-time write-off of in-process research and development (IPR&D) intangible assets acquired in the merger. The company reported basic and diluted GAAP net loss per share of $0.49, or $0.14 excluding the IPR&D charge. This compared to a GAAP net loss of $13.1 million, or a basic and diluted loss per share of $0.14, for the same period in the prior fiscal year.

•                  The company reported Adjusted EBITDA of $24.4 million, or a basic and diluted Adjusted EBITDA per share of $0.19 and $0.18, respectively. This compared to an

Adjusted EBITDA loss of $6.6 million, or a basic and diluted Adjusted EBITDA loss per share of $0.07, for the same period in the prior fiscal year.

•                  At March 31, 2012, Alkermes recorded cash and total investments of $246.1 million reflecting an increase of $12.1 million from $234.0 million at Dec. 31, 2011.

Fiscal 2012 Highlights

•                  Total revenues increased 109% to $390.0 million, compared to $186.6 million for the prior fiscal year for Alkermes, Inc., reflecting expansion of the company’s commercial product portfolio as a result of the merger.

•                  Alkermes reported a GAAP net loss of $113.7 million, which included the non-cash $45.8 million IPR&D charge. The company reported basic and diluted GAAP net loss per share of $0.99, or $0.59 excluding the IPR&D write-off. This compared to a GAAP net loss of $45.5 million, or a basic and diluted loss per share of $0.48, for the prior fiscal year.

•                  The company reported Adjusted EBITDA for fiscal 2012 of $70.2 million, or a basic and diluted Adjusted EBITDA per share of $0.61 and $0.59, respectively. This compared to an Adjusted EBITDA loss of $15.4 million, or a basic and diluted Adjusted EBITDA loss per share of $0.16, for fiscal 2011.

“During fiscal 2012, we laid the groundwork to build a major biotech company and are now in a position that few biotech companies ever achieve: we have a financial engine that is generating cash, a pipeline of several promising late-stage candidates and an efficient corporate structure,” commented Richard Pops, Chief Executive Officer of Alkermes. “Looking forward, we expect to generate significant cash flow while also advancing our most promising late-stage pipeline assets.”

Fiscal 2012 Financial Results

Revenues

•                  Manufacturing and royalty revenues from the company’s long-acting atypical antipsychotic franchise, RISPERDAL® CONSTA® and INVEGA® SUSTENNA®/XEPLION®, were $186.3 million for fiscal 2012. This compared to $154.3 million in manufacturing and royalty revenues from RISPERDAL CONSTA alone for fiscal 2011.

•                  Manufacturing and royalty revenues from AMPYRA®/FAMPYRA®(1) were $24.6 million for fiscal 2012. Alkermes, Inc. did not record any revenues for AMPYRA/FAMPYRA for fiscal 2011.

•                  Net sales of VIVITROL® were $41.2 million for fiscal 2012, compared to $28.9 million for fiscal 2011, representing an increase of more than 42% year-over-year and the 11th consecutive quarter of growth.

•                  Revenue from BYDUREON™ was $15.6 million for fiscal 2012, including $14.0 million in milestone payments from Amylin Pharmaceuticals, Inc. in connection with the launch of BYDUREON in the EU and U.S., which were recorded as research and development (R&D) revenues.  This compared to $0.6 million related to BYDUREON R&D revenues for fiscal 2011.

•                  Additionally, fiscal 2012 results included TRICOR® 145 revenues of $27.8 million, RITALIN LA®/FOCALIN XR® revenues of $23.1 million and VERELAN® revenues of $14.2 million. Alkermes, Inc. did not record any revenues for these products for fiscal 2011.

Costs and Expenses

•                  Operating expenses for fiscal 2012 were $478.3 million. This compared to operating expenses of $232.3 million for fiscal 2011 for Alkermes, Inc. The increase was primarily related to the inclusion of expenses associated with the former EDT business, the advancement of pipeline candidates into later-stage development and $74.9 million in one-time charges associated with merger-related costs and the write-off of IPR&D.

•                  Net interest expense for fiscal 2012 was $26.6 million, including $28.1 million of interest expense on the $450 million of term loans secured to fund the acquisition.

Balance Sheet

As of March 31, 2012, Alkermes had cash and total investments of $246.1 million, compared to $294.7 million for Alkermes, Inc. at March 31, 2011. The decrease in cash and total investments was primarily due to the use of $50 million to fund the merger and $40.9 million in one-time merger-related and financing costs, partially offset by cash generated by the business.

“The merger with EDT has put Alkermes in a strong financial position with key commercial products early in their life cycle and a business that is generating cash,” commented James Frates, Chief Financial Officer of Alkermes. “The financial expectations for fiscal 2013 that we are outlining today are driven by growth from our key commercial products and our consistent financial discipline. As we enter fiscal 2013, we are focusing on non-GAAP net income to provide investors with a clear sense of the performance of the underlying business and its ability to generate cash flow.”

Financial Expectations for Fiscal 2013

The following outlines Alkermes’ financial expectations for the fiscal year ending March 31, 2013. The following statements are forward-looking, and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this press release for risks that could cause results to differ materially from these forward-looking statements.

•                  Revenues: Alkermes expects total revenues to range from $490 million to $530 million.

•                  Cost of Goods Manufactured: The company expects cost of goods manufactured to range from $170 million to $180 million.

•                  R&D Expenses: The company expects R&D expenses to range from $155 million to $165 million.

•                  SG&A Expenses: The company expects selling, general and administrative (SG&A) expenses to range from $120 million to $130 million.

•                  Amortization of Intangible Assets: The company expects amortization of intangibles to range from $40 million to $45 million.

•                  Net Interest Expense: The company expects net interest expense to range from $35 million to $40 million.

•                  Net Income Tax Expense: The company expects to have a nominal tax charge in fiscal 2013.

•                  GAAP Net Loss: The company expects a GAAP net loss in the range of $20 million to $40 million, or a basic and diluted loss per share of approximately $0.15 to $0.30, based on a weighted average basic share count of approximately 132 million shares outstanding.

•                  Share-Based Compensation Expense: The company expects share-based compensation expense, included in the operating expenses above, to range from $35 million to $40 million.

•                  Capital Expenditures: The company expects capital expenditures to be approximately $25 million.

Non-GAAP Performance

As a complement to GAAP results, the company is providing a new non-GAAP measure. Going forward, the company will provide reported, and expectations for, non-GAAP net income and non-GAAP diluted EPS, which the company believes better indicate underlying trends in ongoing operations and cash flows. Non-GAAP net income (loss) adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation; amortization; depreciation; non-cash net interest expense; non-cash tax expense; deferred revenue; and certain other one-time items.

•                  Non-GAAP Net Income: The company expects non-GAAP net income to range from $85 million to $105 million, and non-GAAP diluted EPS to range from $0.62 to $0.77, based on a weighted average diluted share count of approximately 137 million shares outstanding. This compares to non-GAAP net income of $40.0 million, or non-GAAP diluted EPS of $0.34, for fiscal 2012.

Conference Call

Alkermes will host a conference call at 8:30 a.m. EDT (1:30 p.m. BST) on Thursday, May 17, 2012, to discuss these financial results and provide an update on the company. The conference call may be accessed by dialing +1 888 424 8151 for U.S. callers and +1 847 585 4422 for international callers. The conference call ID number is 6037988. In addition, a replay of the conference call will be available from 11:30 a.m. EDT (4:30 p.m. BST) on Thursday, May 17, 2012, through 5:00 p.m. EDT (10:00 p.m. BST) on Thursday, May 24, 2012, and may be accessed by visiting Alkermes’ website or by dialing +1 888 843 7419 for U.S. callers and +1 630 652 3042 for international callers. The replay access code is 6037988.

About Alkermes plc

Alkermes plc is a fully integrated, global biopharmaceutical company that applies its scientific expertise and proprietary technologies to develop innovative medicines that improve patient outcomes. The company has a diversified portfolio of more than 20 commercial drug products and a substantial clinical pipeline of product candidates that address central nervous system (CNS) disorders such as addiction, schizophrenia and depression. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts and manufacturing facilities in Athlone, Ireland; Gainesville, Georgia; and Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning future financial and operating performance, business plans or prospects; the likelihood of continued revenue growth from the company’s five key commercial products; the timing, funding and feasibility of development activities for its product candidates; and the therapeutic value of the company’s products. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees; the company’s business is subject to significant risk and uncertainties, and there can be no assurance that its actual results will not differ materially from its expectations.

These risks and uncertainties include, among others: the commercial markets and demand for the company’s products may not be as large as the company anticipates; reimbursement for the company’s products may change; the company may not fully realize the anticipated benefits from the merger of Alkermes, Inc. and EDT; clinical trial results for the company’s products may not be predictive of real-world results or of results in subsequent clinical trials; the possibility of adverse decisions by the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. regarding the company’s products; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse that could cause the FDA or regulatory authorities outside the U.S. to require post-approval studies or removal of the company’s products from the market; and those risks described in the company’s Registration Statement on Form S-1 (commission file number 333-179550), which was declared effective by the Securities and Exchange Commission (SEC) on March 2, 2012, and in other filings made by the company with the SEC and which are available at the SEC’s website at www.sec.gov. The information contained in this press release is provided by the company as of the date hereof and, except as required by law, the company disclaims any intention or responsibility for updating any forward-looking information contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; RISPERDAL® CONSTA® and INVEGA® SUSTENNA® are registered trademarks of Janssen Pharmaceuticals, Inc.; XEPLION® is a registered trademark of Johnson & Johnson Corporation; AMPYRA® and FAMPYRA® are registered trademarks of Acorda Therapeutics, Inc.; BYDUREON™ is a trademark of Amylin Pharmaceuticals, Inc.; TRICOR® is a registered trademark of Fournier Industrie et Sante Corporation; RITALIN LA® and FOCALIN XR® are registered trademarks of Novartis AG Corporation; and VERELAN® is a registered trademark of Elan Pharma International Limited.

(1)AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg is developed and marketed in the U.S. by Acorda Therapeutics, Inc. and outside the U.S. by Biogen Idec, under a licensing agreement with Acorda Therapeutics, as FAMPYRA® (prolonged-release fampridine tablets).

(tables follow)

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

	Year	Year
	Ended	Ended
Condensed Consolidated Statements of Operations - GAAP	March 31,	March 31
(In thousands, except per share data)	2012	2011
Revenues:
Manufacturing and royalty revenues	$326,444	$156,840
Product sales, net	41,184	28,920
Research and development revenue	22,349	880
Total Revenues	389,977	186,640
Expenses:
Cost of goods manufactured and sold	127,578	52,185
Research and development	141,893	97,239
Selling, general and administrative	137,632	82,847
Amortization and impairment of acquired intangible assets	71,155	—
Total Expenses	478,258	232,271
Operating Loss	(88,281)	(45,631)
Other (Expense) Income, net:
Interest income	1,516	2,728
Interest expense	(28,111)	(3,298)
Other income (expense), net	484	(290)
Total Other (Expense), net	(26,111)	(860)
Loss Before Income Taxes	(114,392)	(46,491)
Income Tax (Benefit)	(714)	(951)
Net Loss — GAAP	$(113,678)	$(45,540)

(Loss) Earnings Per Share:
GAAP loss per share — basic and diluted	$(0.99)	$(0.48)
Non-GAAP net income (loss) per share — basic	$0.35	$(0.15)
Non-GAAP net income (loss) per share — diluted	$0.34	$(0.15)
Adjusted EBITDA per share — basic (Non-GAAP)	$0.61	$(0.16)
Adjusted EBITDA per share — diluted (Non-GAAP)	$0.59	$(0.16)

Weighted Average Number of Common Shares Outstanding — GAAP:
Basic and diluted	114,702	95,610

Weighted Average Number of Common Shares Outstanding — Non-GAAP Net Income (Loss) and Adjusted EBITDA:
Basic	114,702	95,610
Diluted	119,069	95,610

An itemized reconciliation between net loss on a GAAP basis, non-GAAP net income (loss) and Adjusted EBITDA is as follows:
Net Loss — GAAP	$(113,678)	$(45,540)
Adjustments:
Non-cash net interest expense	6,453	1,614
Non-cash taxes	(10,782)	(1,011)
Depreciation expense	22,529	8,652
Amortization and impairment expense	71,155	—
Share-based compensation	28,826	19,832
Deferred revenue	4,784	(146)
Merger-related costs	29,073	—
Severance costs	1,624	—
Costs related to the redemption of the non-recourse 7% Notes	—	2,168
Non-GAAP Net Income (Loss)	$39,984	$(14,431)
Cash net interest expense	20,142	(1,044)
Cash taxes	10,068	60
Adjusted EBITDA — Non-GAAP	$70,194	$(15,415)

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations - GAAP	March 31,	March 31,
(In thousands, except per share data)	2012	2011
Revenues:
Manufacturing and royalty revenues	$110,685	$42,477
Product sales, net	11,014	8,518
Research and development revenue	8,774	143
Total Revenues	130,473	51,138
Expenses:
Cost of goods manufactured and sold	51,077	12,749
Research and development	45,190	27,827
Selling, general and administrative	34,432	24,164
Amortization and impairment of acquired intangible assets	57,442	—
Total Expenses	188,141	64,740
Operating Loss	(57,668)	(13,602)
Other (Expense) Income, net:
Interest income	281	553
Interest expense	(10,092)	—
Other (expense), net	(286)	(24)
Total Other (Expense) Income, net	(10,097)	529
Loss Before Income Taxes	(67,765)	(13,073)
Income Tax (Benefit) Provision	(4,408)	9
Net Loss — GAAP	$(63,357)	$(13,082)

(Loss) Earnings Per Share:
GAAP loss per share — basic and diluted	$(0.49)	$(0.14)
Non-GAAP net income (loss) per share — basic	$0.13	$(0.06)
Non-GAAP net income (loss) per share — diluted	$0.12	$(0.06)
Adjusted EBITDA per share — basic (Non-GAAP)	$0.19	$(0.07)
Adjusted EBITDA per share — diluted (Non-GAAP)	$0.18	$(0.07)

Weighted Average Number of Common Shares Outstanding — GAAP:
Basic and diluted	129,986	95,939

Weighted Average Number of Common Shares Outstanding — non-GAAP Net Income (Loss) and Adjusted EBITDA:
Basic	129,986	95,939
Diluted	135,143	95,939

An itemized reconciliation between net loss on a GAAP basis, non-GAAP net income (loss) and Adjusted EBITDA is as follows:
Net Loss — GAAP	$(63,357)	$(13,082)
Adjustments:
Non-cash net interest expense	1,916	—
Non-cash taxes	(4,406)	(4)
Depreciation expense	8,991	2,442
Amortization and impairment expense	57,442	—
Share-based compensation	7,083	4,636
Deferred revenue	4,843	(31)
Merger-related costs	2,355	—
Severance costs	1,624	—
Non-GAAP Net Income (Loss)	$16,491	$(6,039)
Cash net interest expense	7,895	(553)
Cash taxes	(2)	13
Adjusted EBITDA — Non-GAAP	$24,384	$(6,579)

Use of Non-GAAP Financial Measures

We use “non-GAAP net income (loss)” and “Adjusted EBITDA” as key indicators of the underlying financial operating performance of Alkermes plc. Non-GAAP net income (loss) is not a GAAP measure of performance and is defined as net income or loss plus or minus the non-cash portion of net interest expense and provision for or benefit from income taxes, plus depreciation and amortization of costs, share-based compensation expense, deferred revenue and other nonrecurring items, such as merger-related expenses. Adjusted EBITDA is not a GAAP measure of performance and is defined as non-GAAP net income (loss) plus the cash portion of net interest expense and provision for or benefit from income taxes. We feel that non-GAAP net income (loss) and Adjusted EBITDA provide management and investors with a better representation of the ongoing economics of the business and reflect how we manage the business internally.

	Three Months Ended				Year Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2011	2011	2011	2012	2012
	(In thousands, except per share data)
REVENUES:
Manufacturing and royalty revenues	$48,940	$54,039	$112,780	$110,685	$326,444
Product sales, net	9,686	9,887	10,597	11,014	41,184
Research and development revenue	3,257	8,052	2,266	8,774	22,349
Total revenues	61,883	71,978	125,643	130,473	389,977
EXPENSES:
Cost of goods manufactured and sold	16,219	17,530	42,752	51,077	127,578
Research and development	28,050	28,160	40,493	45,190	141,893
Selling, general and administrative	31,497	36,234	35,469	34,432	137,632
Amortization and impairment of acquired intangible assets	—	1,817	11,896	57,442	71,155
Total expenses	75,766	83,741	130,610	188,141	478,258
OPERATING LOSS	(13,883)	(11,763)	(4,967)	(57,668)	(88,281)
OTHER INCOME (EXPENSE), NET	591	(6,842)	(9,763)	(10,097)	(26,111)
LOSS BEFORE INCOME TAXES	(13,292)	(18,605)	(14,730)	(67,765)	(114,392)
INCOME TAX (BENEFIT) PROVISION	(54)	3,650	98	(4,408)	(714)
NET LOSS	$(13,238)	$(22,255)	$(14,828)	$(63,357)	$(113,678)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.14)	$(0.22)	$(0.11)	$(0.49)	$(0.99)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	96,649	102,474	129,670	129,986	114,702

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	March 31,	March 31,
(In thousands)	2012	2011
Cash, cash equivalents and total investments	$246,138	$294,730
Receivables	96,381	22,969
Inventory	39,759	20,425
Prepaid expenses and other current assets	12,566	8,244
Property, plant and equipment, net	302,995	95,020
Intangible assets, net and goodwill	710,585	—
Other assets	26,793	11,060
Total Assets	$1,435,217	$452,448
Long-term debt — current portion	$3,100	$—
Other current liabilities	86,064	48,057
Long-term debt	441,360	—
Deferred revenue - long-term	7,578	4,837
Other long-term liabilities	43,263	7,536
Total shareholders’ equity	853,852	392,018
Total Liabilities and Shareholders’ Equity	$1,435,217	$452,448

Common shares outstanding (in thousands)	130,177	95,702

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc’s Annual Report on Form 10-K for the year ended March 31, 2012, which the company intends to file in May 2012.